Exhibit 99.2

August 14, 2002

Statement Under Oath of Principal Financial Officer Regarding
Facts and Circumstances Relating To Exchange Act Filings

I, Thomas R. Hix, Senior Vice President, Finance and Chief Financial Officer of Cooper Cameron Corporation, state and attest that:

1)	To the best of my knowledge, based upon a review of the covered reports of Cooper Cameron Corporation, and except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2)	I have reviewed the contents of this statement with the Company’s Audit Committee.

3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K of Cooper Cameron Corporation for the fiscal year ended December 31, 2001, filed with the Commission;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Cooper Cameron Corporation filed with the Commission subsequent to the filing of the aforementioned Form 10-K and;

•	any amendments to any of the foregoing.

/S/ THOMAS R. HIX	Subscribed and sworn to before me this 13th day of August 2002.
Thomas R. Hix
Senior Vice President, Finance and Chief Financial Officer

August 13, 2002

/S/ GRACE L. HUGHES
Notary Public

My Commission Expires:
October 28, 2005